HOMESTORE, INC.
30700 Russell Ranch Road
Westlake Village, CA 91362
T: (805) 557-3800
F: (805) 557-2680

Power of Attorney
Know all by these presents, that the undersigned hereby constitutes and appoints each of Lew Belote, Michael Douglas and John Miller, signing singly, the undersigned's true and lawful attorney-in-fact to:
1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Homestore, Inc., Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
2. do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file such form with the United State Securities and Exchange Commission and any stock exchange or similar authority; and
3. take any action that is designed to implement the foregoing and is of benefit to, in the best interest of, or legally required by, the undersigned, including where appropriate updating a password or filing a form ID, so that any such Form 3, 4, and 5 can be filed.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force until the undersigned is no longer required to file Form 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 26, 2004.


/s/ Kenneth K. Klein
Kenneth K. Klein